Exhibit 10.1

AMENDMENT NO. 1 TO NOTE

This Amendment No. 1 to Note (“Amendment”), is made, delivered, and effective as of August 10, 2012 by and between MANITEX LIFTKING, ULC, an Alberta corporation (“Borrower”) and Comerica Bank, a Texas banking association (“Bank”) in order to amend the US$6,500,000.00 Amended and Restated Master Revolving Note (Multi-Currency) dated December 23, 2011, made by Borrower to Bank (“Note”).

For valuable consideration, Borrower and Bank agree as follows:

1. The Note is amended as follows:

(a) Effective August 10, 2012, the face amount of the Note is increased from US$6,500,000.00 to $8,000,000.00.

(b) Borrower shall pay to Bank an unused commitment fee equal to 0.125% multiplied by the daily average balance by which the face amount of the Note exceeded the aggregate amount of outstanding Advances (“Unused Fee”). The Unused Fee shall be payable in arrears on the first Business day of each fiscal quarter of Borrower, for the quarter most recently ended. The Unused Fee shall be calculated on the basis of a 360 day year, and assessed for the actual number of days elapsed in the period of calculation thereof.

2. This Amendment is not an agreement to any further or other amendment of the Note. Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified and confirmed. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

3. All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

4. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Note, or any amendments, extensions or modifications thereto, or Bank’s administration of the debt governed by the Note or otherwise.

5. Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorney fees, with regard to the preparation and execution of this Amendment.

[Signature Page Follows]

This Amendment No. 1 to Note is executed and delivered as of the Effective Date.

COMERICA BANK		MANITEX LIFTKING, ULC

By:	/s/ Omer Ahmed	By:	/s/ David H. Gransee
Name:	Omer Ahmed	Name:	David H. Gransee
Its:	Portfolio Manager	Its:	VP &CFO